EXHIBIT 99.1

GELTECH ISSUES LETTER TO SHAREHOLDERS

JUPITER, FL-- February 6, 2018 –GelTech Solutions, Inc. (GLTC) has issued the following letter to shareholders.

Dear Shareholder,

In 2017, GelTech continued to make progress in several of the major projects within our business platforms.

Over the last several years we have been developing state-of-the-art products that utilize GelTech’s core technology, FireIce, for many industry segments, including public utilities, wildland fire, industrial, consumer and agriculture.

At the end of 2016, we had planned several initiatives for 2017 designed to generate increased revenues for 2017. Unfortunately, for reasons outside our control, a number of these initiatives, although complete, did not begin to generate sales until late in 2017.

Wildland Fire Division

The Wildland Fire Division continues to be our largest revenue generator. 2017 turned out to be a quiet year for wildfires throughout our geographically diverse customer base. Progress was made, however, which positions us well for 2018 and beyond.

In response to an emergency, our Wildland team coordinated rapid delivery of FireIce, airtanker support and ground personnel to assist the Bahamian government with a very stubborn landfill fire which had been burning for five years. The fire was so troubling that it was affecting the tourist business on the island. Once airtankers began dropping FireIce over the fire, the fire was brought under control. Based on this performance, we have been able to demonstrate our products to the Bahamas National Emergency Management Agency (NEMA). This agency works and shares tactical ideas with similar island agencies throughout the Caribbean.

The Wildland Fire Division also successfully enlisted five additional agencies to begin evaluating FireIce in airtankers and engines. The new FireIce Mobile Automated Base (F-MAB), the safest, most advanced, and most accurate airtanker loading equipment ever designed for wildland fire, developed through a partnership with Gel Systems Canada in Saskatoon, SK, was introduced and successfully demonstrated. In 2017, three state / provincial agencies evaluated the prototype units, the performance of which met and exceeded expectations. In 2018, we plan to have two units in Canada, and two units in the United States. The Wildland Fire Division continues to target new fire agencies and airtanker programs, both in the United States and Canada.

Utility Division

Sales to the Utilities Industry continued to expand for overhead and underground events. During the summer, we hired a 30-year veteran Electric utility sales executive, Gerry Kaiser. We are confident that we will gain more exposure across accounts and with the utility customers that we have been working on for the last couple of years, we expect significant purchases to ramp up. While our clients are at the stage where they recognize the value of FireIce products, the use of FireIce has not yet propagated into best practices across their organization.

One particular major utility customer has been piloting our solutions for about 3 years. Since completing successful testing by an independent lab in Canada almost 18 months ago, the expectation was for significant sales of our Emergency FireIce Manhole Delivery System™ (“EMFIDS”), extinguisher packages and rapid response units in 2017. However, for internal budget reasons at the utility, purchases of these units were delayed and in the 4th quarter, small sales of extinguisher packages began. We expect them to begin purchasing products in 2018.

Communication Towers

Cell Tower Protection is another area where we expect to see revenue growth in 2018. Our largest client in this vertical is Crown Castle which owns more than 40,000 towers. Crown Castle has recommended the use of FireIce Products and the FireIce Shield CTP System (Communications Tower Protection) to its contractors for use on and in towers where certain types of hot work modifications are being performed, as well as for new equipment, and for tower fortification of older towers or those being fitted with new equipment. These recommendations started in the Southeast Region late in 2017 and have been replicated in other areas of the country for Crown Castle. An important point to note is that the lead times from bid request to purchase on a job can be 3-6 months. As such, sales of FireIce products to the contractors started to pick up in the 4th quarter of 2017 as the jobs that were bid earlier in the year began. So far, this has not been a significant source of revenue, but we do expect to see a big improvement. As mentioned in a previous press release, the largest contractor for Crown Castle, Sabre Industries, mandated the use of FireIce products in the Southeast in October 2017, and nationally in December 2017. The above-mentioned lead times suggest these orders should pick up in the 1st half of 2018.

Industrials

Fire Prevention and cooling products for Welders and Plumbers will continue to be a focus for future product development, and sales growth. Our objective is to continue to add distributors in the welding, plumbing and HVAC markets, and work to improve sales with distributors we currently have in these markets. The products we offer in these markets are: FireIce Shield Spray, FireIce Shield Paste and FireIce Shield Welding Blankets. Sales have started in all of these products.

Fire prevention and cooling for Industrial clients will also be a focus for 2018. We currently have one industrial client that manufactures Fiberglass Insulation, that utilizes FireIce products for fire prevention in areas prone to fire starts. They have not had a fire start in any of the areas protected by FireIce since they started using our products. We have another Industrial client that manufactures and refurbishes rubber rollers used in many industries, that uses a FireIce Blend for cooling, lubrication, reduction of airborne organics and fire prevention. We worked for much of the year developing a system that dovetails into their existing equipment, which we believe has applications for additional industrial clients, as it is now “plug and play.” We will be working to expand this in 2018, as it is still in the early adoption phase, although all R&D appears to be complete.

Distributors

Our relationships with distributors continues to grow, which we believe will help us broaden awareness of our products and generate sales of our products at a faster pace. During 2017, we added both domestic and international distributors. During the summer, we added a distributor in South America with ties to their country’s timber industry. In the second half of 2017 we entered into a new distribution agreement with a distributor in California, that has a broad customer base, to which they have begun selling GelTech products. We are currently evaluating another South American distributor and are in discussions with a possible distributor in Israel.

Conclusion and Expectations for 2018

We are optimistic about the future of the Company. We realized greater diversity of income across our business segments, with revenue growth in our asset protection, biomass and industrial suppression segments, which helped offset some of the current year shortfalls in Wildland revenue. The growth in these recurring (non-event dependent) sources should provide more stability and a better platform from which to grow our business. Several projects we have been working on for the past 2 ½ - 3 years have started to generate revenue in the 2nd half of 2017.

We also have a number of projects that have just begun, such as lithium ion battery fire suppression and property fire protection programs for insurance companies, making it more difficult to project revenues for 2018. We believe that by the middle of the year, we will be able to provide an update with a more accurate forecast with regard to the potential growth of these projects. We intend on communicating more frequently on all our activities.

I want to thank all of you for your continued support, and will keep you informed as we move forward together.

Regards,

Michael Reger

President, GelTech Solutions

Cautionary Note Regarding Forward-Looking Statements

Any statements in this shareholder letter that are not historical facts are forward-looking statements including statements regarding plans for the F-MAB, 2018 revenue growth, sales and business growth, and expectations regarding future purchases by customers. Actual results may differ materially from those projected or implied in any forward-looking statements. Forward-looking statements can also be identified by words such as “targets,” “expects,” “believes,” “anticipates,” “intends,” “may,” “will,” “plan,” “continue,” “forecast,” “remains,” “would,” “should,” and similar expressions. Forward-looking statements are based on current expectations, are not guarantees of future performance and involve assumptions, risks, and uncertainties. Actual performance and results may differ materially from those contemplated by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the effectiveness of our products during evaluations, a slow fire season in customer states, the natural reluctance to changes in the industries for which our products are or will be sold, unanticipated failure to fulfill orders promptly, changes in environmental regulations that affect the use of our products, assumptions and estimates that we have made in our forecast are inaccurate, budgetary changes as a result of growth in our business and increased expenses from increase in sales. Further information on our risk factors is contained in our filings with the Securities and Exchange Commission, including the Form 10-K filed on March 28, 2017. Any forward-looking statement made by us in this shareholder letter speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

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